EXHIBIT 99.1

EZCORP ANNOUNCES APPOINTMENT OF CFO MARK KUCHENRITHER AS INTERIM CEO AND PRESIDENT
AUSTIN, Texas (July 21, 2014) - EZCORP, Inc. (NASDAQ: EZPW), a leading provider of easy cash solutions for consumers, today announced that effective immediately, Mark Kuchenrither, Chief Financial Officer of EZCORP, has been appointed interim Chief Executive Officer and President by MS Pawn Limited Partnership, which is the Voting Shareholder and the beneficial owner of 100% of EZCORP’s outstanding Class B Voting Common Stock. Mr. Kuchenrither will remain Chief Financial Officer.

Lachlan P. Given, Chairman of the EZCORP Board of Directors, said, “We are fortunate to have someone with Mark’s extensive operational, financial and leadership experience ready to assume the role of interim CEO at this important juncture for the Company. Mark recently took on leadership of EZCORP’s Financial Services business and he is the right person to lead EZCORP while we search for a permanent replacement to fill the CEO role.”

Mark Kuchenrither said, “We have many opportunities ahead and I look forward to engaging with the Company’s customers, employees, shareholders and other stakeholders in the coming weeks. Most importantly, I am confident in our team’s ability to execute and provide our customers with the great service that they have come to expect from us.”

The Company also today announced that Charles A. Bauer, who joined the EZCORP Board of Directors in May, has resigned.

EZCORP is carefully reviewing a number of highly qualified candidates to add to its current Board of Directors, including qualified independents to serve on its Audit Committee.

About Mark Kuchenrither

Mr. Kuchenrither joined EZCORP as Senior Vice President, Strategic Development in March 2010. In May 2012, Mark was promoted to Executive Vice President and in October of the same year, he assumed the additional role of Chief Financial Officer. He recently assumed operational responsibility for EZCORP’s Financial Services business.

Prior to joining EZCORP, Mark served as Vice President of Operations for private equity firm Sun Capital Partners where he was responsible for overseeing 10 portfolio companies with an emphasis on profit improvement. Mark has also held executive leadership positions at Arch Aluminum & Glass Co. and Peavey Electronics Corporation.

Mark earned his MBA from Quincy University and received bachelor’s degrees from Franklin University and The Ohio State University.

About EZCORP

EZCORP, Inc. is a leader in delivering easy cash solutions to its customers across channels, products, services and markets. With approximately 7,500 team members and approximately 1,400 locations and branches, EZCORP provides its customers multiple ways to access instant cash, including pawn loans and consumer loans in the United States, Mexico, Canada and the United Kingdom. The Company offers these products through four primary channels: in-store, online, at the worksite and through mobile platforms. At its pawn and buy/sell stores and online, EZCORP also sells merchandise, primarily collateral forfeited from pawn lending operations and used merchandise purchased from customers.

EZCORP owns controlling interests in Prestaciones Finmart, S.A.P.I. de C.V., SOFOM, E.N.R. (doing business under the names “Crediamigo” and “Adex”), a leading provider of payroll deduction loans in Mexico; and in Renueva Commercial, S.A.P.I. de C.V., an operator of buy/sell stores in Mexico under the name “TUYO.” The Company also has a significant investment in Cash Converters, which franchises and operates a worldwide network of over 700 stores that provide personal financial services and sell pre-owned merchandise.

For the latest information on EZCORP, please visit the Company’s website at: http://investors.ezcorp.com/.

Forward-Looking Statements

This announcement contains certain forward-looking statements regarding the Company’s expected operating and financial performance for future periods. These statements are based on the Company’s current expectations. Actual results for future periods may differ materially from those expressed or implied by these forward-looking statements due to a number of uncertainties and other factors, including fluctuations in gold prices or the desire of EZCORP’s customers to pawn or sell their gold items, changes in the regulatory environment, changing market conditions in the overall economy and the industry, and consumer demand for the Company’s services and merchandise. For a discussion of these and other factors affecting the Company’s business and prospects, see the Company’s annual, quarterly and other reports filed with the Securities and Exchange Commission.

Contact:
Mark Trinske
Vice President, Investor Relations and Communications
EZCORP, Inc.
(512) 314-2220
Investor_Relations@ezcorp.com
http://investors.ezcorp.com/

Joele Frank / Tim Lynch / Joe Snodgrass
Joele Frank, Wilkinson Brimmer Katcher
(212) 355 4449

2